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                                                                    Exhibit 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to incorporation by reference in the Registration Statements (Nos. 333-41847, 333-84760 and 333-116802) on Form S-8 and the Registration Statements (No. 333-35284, 333-111722 and 333-127761) on Form S-3 of Interactive Systems
Worldwide Inc. of our report dated November 9, 2005, with respect to the financial statements included in this Annual Report on Form 10-KSB for the year ended September 30, 2005.

/s/ Eisner LLP
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Eisner LLP



New York, New York
December 27, 2005